UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 27, 2012

(Date of earliest event reported)

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 27, 2012, Corning Natural Gas Corporation (the "Company") entered into a Line of Credit Agreement and Term Loan Agreement (together, the "Note") in the amount of $2,450,000 with Community Bank, N.A. ("Community Bank"). From July 27, 2012 to November 30, 2012 ("Draw Period"), the Note will be payable as interest only at a rate of the greater of 3.00 percentage points above 30-day LIBOR or 3.75%. On December 1, 2012 the Note will convert to a permanent loan payable monthly for five years with the same interest rate calculated on a ten (10) year amortization schedule. A final payment will be due on the maturity date equal to the outstanding principal and interest. The purpose of this Note is to fund construction projects in our New York Public Service Commission ("NYPSC") mandated repair/replacement program for 2012.

Any amounts due under the Note will become immediately due and payable in the event of default as defined in the Note. The Note also contains customary representations, warranties and covenants made by the parties.

The foregoing description of the Note is not complete and is qualified in its entirety by the full and complete terms, is attached as Exhibits 10.1 and 10.2 to this current report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Line of Credit Agreement by and between Corning Natural Gas Corporation and Community Bank, N.A.

10.2 Term Loan Agreement by and between Corning Natural Gas Corporation and Community Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Corporation

By: /s/ Michael I. German

President and Chief Executive Officer

Dated: July 27, 2012

EXHIBIT INDEX

10.1 Line of Credit Agreement by and between Corning Natural Gas Corporation and Community Bank, N.A.

10.2 Term Loan Agreement by and between Corning Natural Gas Corporation and Community Bank, N.A.